SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event reported)  January 9, 1997


                   CAMELOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)




        Colorado                 0-8299                84-0691531
(State of                          (Commission    (IRS Employer
   Incorporation)             File Number)   Identification No.)



                         CAMELOT PLACE
          17770   Preston   Road,      Dallas,   Texas      75252
(Address of Principal Executive Offices)



Registrant's telephone number, including area code:(972) 733-3005

Item 9. Sales of Equity Securities Pursuant to Regulation S.

On January 9, 1997, Registrant accepted a Regulation S convertible preferred stock subscription for $500,000 from a non-affiliated overseas institutional investor. The preferred shares are convertible into common stock 45 days from the original issuance.

On January 12, 1997, Registrant and a non-affiliated overseas institutional investor concluded the conversion of $800,000 convertible debentures from an offering pursuant to Regulation D to an offering pursuant to Regulation S. The Registrant was unable to complete the required filing to register the underlying shares pursuant to the original subscription agreements and agreed with the investor to convert the original subscription to a Regulation S exemption. All requirements were satisfied and the investor has represented that from the date of the original subscription, September 22, 1997 until today's date it satisfied all investor requirements for Regulation S. The debentures are convertible into common stock 90 days from the original issuance.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CAMELOT CORPORATION


                              BY: /s/ Jeanette Fitzgerald
                                     Jeanette Fitzgerald
Date: January 12, 1998                        Vice President